As filed with the Securities and Exchange Commission on July 11, 2000.

                                                     Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                  ------------

                        LEVEL JUMP FINANCIAL GROUP, INC.
             (Exact name of registrant as specified in its charter)

             Florida                                        N/A
    (State or jurisdiction of                         (I.R.S. Employer
    Incorporation or organization)                   Identification Number)

                           30 BROAD STREET, 28TH FLOOR
                            NEW YORK, NEW YORK 10004
                    (Address of principal executive offices)

                          1999 PERFORMANCE EQUITY PLAN
                                       and
                               OTHER EMPLOYEE PLAN
                            (Full title of the Plans)

                           Brice Scheschuk, Secretary
                        Level Jump Financial Group, Inc.
                           30 Broad Street, 28th Floor
                            New York, New York 10004
                                 (212) 344-5867
 (Name, address and telephone number, including area code, of agent for service)

                                 with a copy to:

                             Andrew D. Hudders, Esq.
                            Graubard Mollen & Miller
                                600 Third Avenue
                            New York, New York 10016
                                 (212) 818-8800

                         CALCULATION OF REGISTRATION FEE
                                                                   Proposed                Proposed
                                                                    maximum                maximum
         Title of Securities              Amount to be          offering price            aggregate               Amount of
          to be registered               registered (1)          per share(2)         offering price(2)        registration fee
===================================== =====================  =====================  ======================  ======================
Common Stock, par value                 2,750,000 shares            $.6875                $1,890,625               $499.13
$.0025 per share                          800,000 shares            $.6875                $ 550,000                $145.20
------------------------------------- ---------------------  ---------------------  ----------------------  ----------------------
Total Registration Fee....................................................................................         $644.33
------------------------------------- ---------------------  ---------------------  ----------------------  ----------------------

(1) Pursuant to Rule 416, there are also being registered additional securities as may be issued as a result of anti-dilution provisions under the 1999 Performance Equity Plan.

(2) Pursuant to Rule 457 (c), the registration fee for 3,550,000 shares of the Common Stock is calculated on the basis of the market price of $.6875 on July 7, 2000.
                                   -----------

In accordance with the provisions of Rule 462 promulgated under the Securities Act of 1933, as amended, the Registration Statement will become effective upon filing with the Securities and Exchange Commission.

                                   -----------

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information. *


Item 2. Registrant Information and Employee Plan Annual Information. *


-------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rules 428 and 424 under the Securities Act of 1933 and the Note to Part I of the Instructions to Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents previously filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, filed with the Securities and Exchange Commission (the "Commission") pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act"); and

         (b) The Registrant's Quarterly Report on Form 10-QSB for the period ended March 31, 2000, filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents. Any statement contained in a document incorporated by reference herein is modified or superseded for all purposes to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which is incorporated by reference modifies or replaces such statement.

Item 4. Description of Securities.

         The Common Stock of the Registrant is registered under Section 12 of the Exchange Act.

Item 5. Interests of Named Experts and Counsel.

         Not applicable.


Item 6. Indemnification of Directors and Officers.

         Section 607.0850 of the Business Corporation Act of the State of Florida provides for the indemnification of officers and directors under certain circumstances against expenses incurred in successfully defending against a claim and authorizes Florida corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director.

         Article Fifteen of the Amended and Restated Certificate of Incorporation of the Registrant provides the following: "Subject to, and to the fullest extent permitted by Section 607.0831 of the Florida 1989 Business Corporation Act, as amended from time to time, no director shall be personally liable to the Corporation or to any other person for any statement, vote, decision, or failure to act, regarding corporate management or policy, by a director. The Corporation shall indemnify any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with proceeding, including any appeal thereof in accordance with and to the fullest extent as provided by Section 607.0850 of the Florida 1989 Business Corporation Act, as it may be amended from time to time. The indemnification set forth in this section shall not be deemed exclusive of any other rights, indemnification and advancement or expenses to which directors, officers, employees, fiduciaries and agents may be entitled, under any provision of the Florida 1989 Business Corporation Act or by-law of the Corporation, agreement, vote of shareholders or otherwise."

         The Registrant may provide liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Registrant.

Item 7. Exemption from Registration Claimed.

         Not Applicable.


Item 8. Exhibits.

Exhibit No.       Description

5.1*              Opinion of Graubard Mollen & Miller

10.1 1999 Stock Plan of the Registrant (Incorporated by reference to Exhibit 10.3 from Registrant's Form 8-K/A filed November 8,
                  1999)

10.2* Consulting Agreement dated June 15, 2000 between Mitchell Geisler and Registrant

23.1*             Consent of BDO Dunwoody LLP, chartered accountants for
                  Registrant

23.2*             Consent of Graubard Mollen & Miller (included in Exhibit 5.1)

24.1*             Power of Attorney (included on the signature page hereto.)

----------

*  Filed herewith

Item 9. Undertakings.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                           (i)      To include any prospectus required by
         Section 10(a)(3) of the Securities Act  of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing procedures, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada on this 10th day of July, 2000.

                                         LEVEL JUMP FINANCIAL GROUP, INC.



                                         By:     /s/ Robert Landau
                                             ----------------------------
                                                Robert Landau, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Landau and Brice Scheschuk his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, each acting alone, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     /s/ Robert Landau         President                         July 10, 2000
------------------------
         Robert Landau

                               Treasurer and Director
     /s/ David Roff            (Principal Accounting             July 10, 2000
------------------------       Officer and Principal
          David Roff           Financial Officer)

     /s/ Brice Scheschuk       Secretary and Director            July 10, 2000
------------------------
         Brice Scheschuk

                               Director                          July   , 2000
------------------------
          Glen Akselrod

                                  EXHIBIT INDEX

Exhibit No.       Description

5.1*              Opinion of Graubard Mollen & Miller

10.1 1999 Stock Plan of the Registrant (Incorporated by reference to Exhibit 10.3 from Registrant's Form 8-K/A filed November 8, 1999)

10.2* Consulting Agreement dated June 15, 2000 between Mitchell Geisler and Registrant

23.1*             Consent of BDO Dunwoody LLP, chartered accountants for
                  Registrant

23.2*             Consent of Graubard Mollen & Miller (included in Exhibit 5.1)

24.1*             Power of Attorney (included on the signature page hereto.)


----------

*  Filed herewith